Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is entered into effective as of March 7, 2017 (the “Effective Date”) by and between Singular Payments, LLC, a Florida limited liability company (“Debtor”), and Payment Data Systems, Inc., a Nevada corporation (“Secured Party”).

1.       Security Interest. Subject to the terms and provisions of this Agreement, Debtor grants to Secured Party a continuing first lien on and security interest (the “Security Interest”) in and to the Collateral (as defined herein), and grants, bargains, sells, transfers and assigns to Secured Party the Collateral, to secure the payment and performance of the Obligation (as defined herein).

2.       Obligation. This Agreement and the Security Interest granted hereby secure the following described obligations (collectively, the “Obligation”):

(a)       The payment and performance by Debtor of its indebtedness and obligations under that certain line of credit promissory note of even date herewith between Debtor (as borrower thereunder) and Secured Party (as lender thereunder) in the original principal amount of up to a maximum amount of $500,000.00 (such note is hereinafter referred to as the “Note”);

(b)       All costs incurred by Secured Party to obtain, preserve, and enforce this Agreement, to collect and enforce the Obligation, and to maintain and preserve the Collateral, including specifically, but without limitation, all taxes, assessments, reasonable attorneys’ fees and legal expenses and expenses of sale; and

(c)       All other indebtedness, obligations and liabilities of Debtor to Secured Party of any kind and whenever accrued, whether accrued before or after the date of this Agreement.

3.       Collateral. The Security Interest granted hereby covers the following collateral (the “Collateral”): (i) all of Borrower’s personal property, machinery, equipment, furniture and fixtures (as “fixtures” is defined in the Texas Business and Commerce Code), (ii) all rights of Borrower for payments of goods sold or leased, or to be sold or leased, or for services rendered or to be rendered, however evidenced or incurred, including without limitation all accounts receivable, instruments, chattel paper and general intangibles, all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, whether now owned or hereafter acquired or arising, (iii) all presently owned and hereafter acquired inventory of Borrower (including, without limitation, all goods now or hereafter held for sale or lease or furnished or to be furnished under contracts of service or raw materials), work in process and materials used or consumed in business, (iv) all intellectual property of Debtor, including, without limitation, all patents, copyrights and marks; (v) all rights under any and all contracts of Debtor with third parties; (vi) all insurance policies relating in whole or in part to any of the foregoing, (vii) all Proceeds (as defined herein), (viii) all substitutions for and replacements of and all additions and accessions to any of the foregoing, (ix) all guaranties and security for any of the foregoing, and (x) all the rights, title and interest of Debtor in and to all books and records relating in whole or in part to any of the foregoing.

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As used herein, the term “Proceeds” shall have the meaning assigned to it under the Texas Business and Commerce Code (the “Code”) and, to the extent not otherwise included, shall include, but not be limited to, (i) any and all proceeds of any insurance, causes and rights of action, settlements thereof, judicial and arbitration judgments and awards, and indemnity, warranty or guaranty payments payable to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental department, commission, board, bureau, authority, agency or body (domestic or foreign), (iii) all claims of Debtor for losses or damages arising out of or related to or for any breach of any agreements, covenants, representations or warranties or any default under any of the foregoing Collateral (without limiting any direct or independent rights of Secured Party with respect to the Collateral), and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

4.       Debtor’s Warranties.

(a)       Financing Statements. No financing statement covering the Collateral or any Proceeds thereof is on file in any public office.

(b)       Ownership Free of Encumbrances. Except the Security Interest granted hereby, Debtor now owns the Collateral free from any lien, security interest, claim or encumbrance.

(c)       Books and Records. All books, records and documents relating to the Collateral are and will be genuine and in all respects what they purport to be.

(d)       First Lien on Collateral. The Security Interest granted to the Secured Party pursuant to this Agreement constitutes and creates a valid and continuing first lien on and first security interest in the Collateral in favor of the Secured Party, prior to all other liens, encumbrances, security interests, chattel mortgages, privileges, statements of assignment and rights of others. The Agreement is enforceable as such as against any third parties, including, without limitation, any owner of real property in any state where any of the Collateral is or may hereafter be located and as against any purchaser of such real property and any present or future creditor obtaining a lien on such real property. All action necessary or desirable to perfect the Security Interest in each item of the Collateral in each state in which any item of Collateral is or will be located has been or will forthwith be duly taken.

(e)       Condition of Collateral. All inventory constituting part of the Collateral (if applicable) is in all respects good and merchantable inventory and is not obsolete.

(f)       Power and Authority. Debtor has full power, authority and legal right to pledge all of the Collateral pursuant to this Agreement.

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(g)       Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by Debtor and constitutes the legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

(h)       Consents. No consent of any other party (including, without limitation, creditors of Debtor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Debtor in connection with the execution, delivery or performance of this Agreement.

(i)       No Conflict. The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the certificate of formation, certificate of limited partnership, certificate of incorporation, certificate of organization, articles of incorporation, articles of organization, partnership agreement, bylaws, regulations or company agreement of Debtor or of any securities issued by Debtor, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Debtor except as contemplated by this Agreement.

5.       Debtor’s Covenants.

(a)       Ownership of Collateral. At the time Debtor pledges, sells, assigns, transfers to Secured Party or grants to Secured Party a Security Interest in any Collateral or any interest therein, Debtor shall be the absolute owner thereof and shall have the absolute right to pledge, sell, assign or transfer the same. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Secured Party.

(b)       Maintenance. Debtor shall keep the Collateral free from liens and security interests other than the Security Interest created hereby, and shall not create or suffer to exist any lien or security interest in Collateral hereafter acquired except for the Security Interest hereby granted. Debtor shall pay all costs necessary to obtain, preserve, defend and enforce the Security Interest, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including specifically, but without limitation, the payment of taxes, assessments, reasonable attorneys’ fees and legal expenses, and expenses of sales. Whether the Collateral is or is not in Secured Party’s possession, and without any obligation to do so, Secured Party may, at its option, pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insuring the Collateral. Debtor each agrees to reimburse Secured Party on demand for any payments so made and until such reimbursement, the amount of any such payment shall be a part of the Obligation. Debtor shall, at its sole expense, maintain the Collateral in first class condition and shall comply with industry standards, applicable laws and regulations, and requirements for enforcing warranty claims.

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(c)       Information and Inspection. Debtor shall furnish to Secured Party any reports and other information with respect to the Collateral requested by Secured Party, will allow Secured Party to inspect the Collateral at any time and wherever located, and will allow Secured Party to inspect and copy, or will furnish Secured Party with copies of, all records relating to the Collateral and the Obligation.

(d)        Additional Documents. Debtor shall furnish Secured Party with financing statements upon request and Debtor shall sign any other documents or instruments furnished by Secured Party which are necessary in the judgment of Secured Party to obtain, maintain and perfect the Security Interest in any applicable jurisdiction, and any expense of Secured Party so incurred shall be a part of the Obligation. In this regard, Debtor agrees to execute any and all other financing statements and security devices as Secured Party may request to perfect or continue perfection of the Security Interest under the laws of any state in which the Collateral is located.

(e)       Books of Account. Debtor will, at all times, maintain accurate books and records with respect to the Collateral. Secured Party, at its sole cost and expense, is hereby given the right to audit the books and records of Debtor relating to said Collateral at any time, and from time to time, as Secured Party deems proper. At Secured Party’s request, Debtor shall cause to be marked conspicuously all documents constituting the Collateral with a legend in form and substance satisfactory to Secured Party.

(f)       Location of Collateral. Debtor shall give Secured Party written notice of each office of Debtor in which records of Debtor pertaining to Collateral are kept, or will be kept, in any of said office, offices, location, or locations. Except as such notice is given, all records of Debtor pertaining to the Collateral are and shall be kept at Debtor’s address as shown herein.

(g)       Notice of Changes. Debtor will notify Secured Party of any material change occurring in or to the Collateral, of a change in Debtor’s mailing address, or in any material change in any fact or circumstance warranted or represented by Debtor in this Agreement or furnished to Secured Party, or if any Event of Default occurs, prior to or immediately following the occurrence thereof.

(h)       Use and Disposition of Collateral. Debtor will not use the Collateral illegally or encumber the same without the prior written consent of Secured Party. Without the prior written consent of Secured Party, Debtor will not sell, lease, otherwise transfer, hypothecate or anticipate the Collateral, except that Debtor may sell inventory in the ordinary course of business for fair value (including the giving of trade discounts in arms-length transactions).

(i)       Removal of Collateral. Debtor will not remove any material portion of the Collateral from its present location to another State or local jurisdiction in which Secured Party determines that the Security Interest granted hereby may not be perfected, unless and until Debtor: (i) gives the Secured Party prior written notice of such intended move and receives the written consent of the Secured Party, and (ii) provides the Secured Party with an opinion of counsel for Debtor that the security interest in favor of the Secured Party created by this Agreement constitutes a valid and perfected first lien on, and a perfected security interest in, such inventory in the county, jurisdiction and State in which such inventory is to be moved. Notwithstanding the foregoing, it is understood and agreed that if for any reason any of the Collateral at any time is kept or located at locations other than those above listed or contained in any aforementioned notice given to Secured Party, Secured Party shall nevertheless have and retain a security interest therein. Debtor shall furnish to Secured Party a statement respecting any loss or material damage to any of the Collateral. Debtor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral except to the extent that the validity thereof is being contested in good faith.

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(j)       Insurance. From and after the date of this Agreement and until the Obligation is paid in full:

(i)       Debtor will, at its expense, maintain at all times “all-risk” insurance on the Collateral against loss or damage (including, without limitation, against loss or damage by fire, explosion, theft and such other casualties as are usually insured against by prudent companies engaged in the same or similar businesses) in such amounts, in such form and with such insurance companies as shall be reasonably satisfactory to Secured Party.

(ii)       Debtor will, at its expense, maintain at all times general public liability insurance against claims for bodily injury or death or property damage arising out of the use, ownership, possession, operation or condition of the Collateral which Debtor uses in the ordinary course of business, such insurance to be in such amounts, in such form and with such insurance companies as shall be reasonably satisfactory to Secured Party.

(iii)       Debtor will, at its own expense, maintain at all times workmen’s compensation or similar insurance as may be required under the laws of each jurisdiction where Debtor is located or operates.

(iv)       Debtor shall not do any act, nor voluntarily suffer or permit any act to be done, whereby any insurance required hereby shall or may be suspended, impaired or defeated, or suffer or permit the Collateral to be used in any activity not permitted under the policies of insurance then in effect without first procuring insurance satisfactory to Secured Party in all respects for such activity.

(v)       Debtor shall deliver to Secured Party true copies of the policies (or certificates thereof), certified to the satisfaction of Secured Party, evidencing the insurance maintained hereunder.

(vi)       Secured Party shall be named as additional insureds on all insurance policies required hereunder and such policies shall provide that there shall be no cancellations or modifications of such policies unless Secured Party is notified in writing at least ten (10) days prior to such cancellations or modifications.

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(vii)       Debtor will deliver to Secured Party, promptly upon request and in any event within ninety (90) days of any such request, a certificate signed by the president or other authorized officer of Debtor setting forth the particulars as to all insurance required to be maintained pursuant to this subparagraph and certifying that such insurance policies comply with the requirements of this subparagraph, that all premiums then due thereon have been paid and that the same are in full force and effect.

(k)       Inventory. Secured Party’s Security Interest in inventory (if applicable) shall continue through all steps of manufacture and sale and attach without any further action to raw materials, work in process, finished goods, returned goods and proceeds resulting from the sale or disposition of such inventory. All inventory is or will be kept at the address of Debtor specified in this Agreement or at such other addresses as provided in writing to Secured Party. Debtor will notify Secured Party in writing of any changes in or additions to the address set forth herein. Notwithstanding the foregoing it is understood and agreed that if for any reason inventory be at any time kept or located at locations other than those above listed or hereafter consented to by Secured Party, Secured Party shall nevertheless have and retain a security interest therein. No inventory shall be removed from such locations except for the purposes of sales, leases or other uses in the ordinary course of business; but a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by the Debtor.

(l)       Security. Debtor acknowledges and agrees that the Note shall be secured by a first security interest in the Collateral.

(m)       Annual Audited Financial Statements. Debtor shall furnish to Secured Party unaudited (unqualified) financial statements for Debtor (to include a balance sheet, income statement, statement of changes in equity, statement of cash flows and notes thereto) no later than March 31st of each year, subject to Secured Party’s reasonable approval of the independent certified public accounting firm.

6.       Rights and Powers of Secured Party. Secured Party may, in its discretion, upon the occurrence of an Event of Default hereunder which shall be continuing, do any one or more of the following: (i) require Debtor to give possession or control of the Collateral to Secured Party; (ii) take physical possession of the Collateral and maintain it on Debtor’s premises, in a public warehouse or at such other place as to which Secured Party may remove the Collateral or any part thereof; (iii) take control of proceeds and use cash proceeds to reduce any part of the Obligation; (iv) take any action Debtor is required to take or any other necessary action to obtain, preserve, and enforce this Agreement, and maintain and preserve the Collateral, without notice to Debtor, and add costs of same to the Obligation (but Secured Party is under no duty to take any such action); and (v) release Collateral in its possession to Debtor, temporarily or otherwise. Secured Party may at any time in its discretion transfer any of the Collateral or evidence thereof into its own name or that of its nominee and receive the proceeds therefrom and hold the same as security for the Obligation, or, following the occurrence and continuance of an Event of Default, apply the same thereon. Secured Party may, following the occurrence and continuance of an Event of Default, but shall be under no duty to, demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize upon Collateral, in its own name or in the name of Debtor, as the Secured Party may determine. Secured Party shall not be liable for any act or omission on the part of the Secured Party, its officers, agents, or employees, except willful misconduct and gross negligence. The foregoing rights and powers of Secured Party shall be in addition to, and not a limitation upon, any rights and powers of Secured Party given by law, custom, elsewhere by this Agreement or otherwise.

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7.       Default.

(a)       Events of Default. Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (“Events of Default”):

. (i) Default in the timely payment or performance of the Obligation or any covenant or liability contained herein or secured hereby; or

(ii)       Any representation or warranty contained herein shall be false or misleading in any material respect when made.

(b)       Remedies of Secured Party Upon Default. When an Event of Default occurs, and at any time thereafter, Secured Party may declare the Obligation or any part thereof immediately due and payable and may proceed to enforce payment of the same and to exercise any and all of the rights and remedies provided by Title 1 of the Texas Business and Commerce Code as well as all other rights and remedies possessed by Secured Party under this Agreement or otherwise. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at any place to be designated by the Secured Party which is reasonably convenient to all parties. Unless the Collateral threatens to decline rapidly in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended disposition thereof is to be made. Expenses of retaking, holding, preparing for sale, selling, leasing and the like shall include Secured Party’s reasonable attorneys’ fees and legal expenses. Secured Party shall be entitled to immediate possession of the Collateral and shall have authority to enter upon any premises upon which the same may be situated and remove the same therefrom. If Secured Party disposes of the Collateral, or any portion thereof, following default, the proceeds of such disposition available to satisfy the Obligation shall be applied by Secured Party to the Obligation in such order and in such manner as Secured Party in its discretion shall decide.

8.       General.

(a)       Assignment of Collateral by Secured Party. The Secured Party may assign all or any part of the Obligation, and may assign, transfer, or deliver to any transferee any or all of the Collateral, and thereafter Secured Party shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred or delivered. Such transferee shall be vested with all the powers and rights of the Secured Party hereunder with respect to such Collateral, but the Secured Party shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned or transferred.

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(b)       Waiver. No delay on the part of the Secured Party in exercising any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Secured Party of any right hereunder or of any Event of Default by Debtor shall be binding upon Secured Party unless in writing, and no failure by Secured Party to exercise any right hereunder or waiver of any Event of Default of Debtor shall operate as a waiver of any other or further exercise of such right or of any further Event of Default.

(c)       Parties Bound. The rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. The terms of this Agreement shall be binding upon the successors and assigns of the parties hereto. All representations, warranties and agreements of Debtor shall bind Debtor’s successors and assigns. This Agreement shall constitute a continuing agreement applying to all future transactions of a character contemplated at the date of this Agreement.

(d)       Definitions. Unless the context indicates otherwise, definitions in the Texas Business and Commerce Code (the “Code”) apply to words and phrases in this Agreement; if Code definitions conflict, Title 1 of the Code definitions apply.

(e)       Notice. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, to the applicable party at its address below given or at such other address as shall be furnished in writing by such party to the other, and shall be deemed to have been given as of the date so delivered or deposited in the United States Mail. Notice mailed in accordance with this section at least five (5) days prior to the related action (or if the Code elsewhere requires a longer period, such longer period) shall be deemed reasonable.

If to Debtor:	Vaden Landers
5203 Maryland Way, Suite 102
Brentwood, Tennessee 37027

If to Secured Party:	Payment Data Systems, Inc.
12500 San Pedro, Suite 120
San Antonio, Texas 78216

(f)       Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provision so modified or limited and signed by all parties to this Agreement, and without limiting the foregoing, no course of conduct, usage of trade or law merchant shall modify or limit any provision hereof.

(g)       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(h)       Financing Statement. Secured Party is authorized on behalf of Debtor as Debtor’s agent and attorney in fact, for such purpose, to complete and sign one or more financing statements with respect to any Collateral covered by this Agreement and to file the same in an appropriate office or place. A carbon, photographic or other reproduction of this Agreement or of any financing statement prepared in conjunction herewith is sufficient as a financing statement.

(i)       Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Texas, except to the extent that the validity and perfection of the Security Interest, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas.

(j)       Jurisdiction and Venue. Each of the parties agrees that any action or proceeding arising out of or related in any way to this Agreement shall be brought solely in a Texas state court of competent jurisdiction sitting in San Antonio, Bexar County, Texas. Debtor hereby irrevocably and unconditionally consents to the jurisdiction of any such court and hereby irrevocably and unconditionally waives any defense of an inconvenient forum to the maintenance of any action or proceeding in any such court, any objection to venue with respect to any such action or proceeding and any right of jurisdiction on account of the place of residence or domicile of any party thereto.

(k)       Facsimile or .pdf Signatures. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(l)       No Presumption Against Drafter. The parties understand and agree that: (a) this Agreement is freely negotiated by all parties; and (b) in any controversy, dispute or contest over the meaning, interpretation, validity or enforceability of this Agreement or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn against either party by virtue of that party having drafted this Agreement or any portion thereof.

9.        Limitation on Agreements. All agreements between Debtor and Secured Party, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the Obligation or otherwise, shall the amount paid, or agreed to be paid, to Secured Party for the use, forbearance, or detention of the money to be loaned under the Note or otherwise or for the payment or performance of any covenant or obligation contained herein, or in any other document evidencing, securing or pertaining to the Obligation or the Collateral, exceed the maximum amount, if any, permissible under applicable law. If from any circumstances whatsoever interest would otherwise be payable to Secured Party in excess of the maximum lawful amount, the interest payable to Secured Party shall be reduced to the maximum amount permitted under applicable law, and if from any such circumstance the Secured Party shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Obligation or on account of any other principal indebtedness of Debtor to the Secured Party, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Obligation and such other indebtedness, such excess shall be refunded to Debtor. All sums paid or agreed to be paid to the Secured Party for the use, forbearance or detention of the indebtedness of Debtor to the Secured Party shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the maximum amount permitted by applicable law. The term “applicable law” as used in this Section 9 shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future. The terms and provisions of this Section shall control and supersede every other provision of all agreements between the Debtor and the Secured Party.

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10.       No Unlawful Liens. In no event may this Agreement secure any debt or create any lien which is prohibited by law.

11.       Debtor Benefitting from Note. Debtor acknowledges and agrees that Debtor is benefitting from the Note.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED as of the Effective Date.

DEBTOR:

SINGULAR PAYMENTS, LLC,

By:	/s/ Vaden Landers
Vaden Landers, President

SECURED PARTY:

PAYMENT DATA SYSTEMS, INC.

By:	/s/ Louis A. Hoch

	Name:	Louis A. Hoch

	Title:	President & CEO

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